      As filed with the Securities and Exchange Commission on July 2, 1997
                                                       Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                NCO GROUP, INC.
            (Exact name of Registrant as specified in its charter)

        Pennsylvania                          7322                         23-2858652
(State or other jurisdiction of    (Primary standard industrial        (I.R.S. employer
incorporation or organization)      classification code number)      identification number)

                               1740 Walton Road
                      Blue Bell, Pennsylvania 19422-0987
                           Telephone (610) 832-1440
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Michael J. Barrist, President and Chief Executive Officer
                                NCO Group, Inc.
                               1740 Walton Road
                      Blue Bell, Pennsylvania 19422-0987
                           Telephone (800) 220-2274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
     Francis E. Dehel, Esquire                Henry D. Kahn, Esquire
  Blank Rome Comisky & McCauley            Lawrence R. Seidman, Esquire
   1200 Four Penn Center Plaza                 Piper & Marbury L.L.P.
Philadelphia, Pennsylvania 19103            36 South Charles Street
                                            Baltimore, Maryland 21201

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-28943
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                             Proposed             Proposed
                                                              maximum             maximum             Amount of
        Title of securities              Amount to be      offering price        aggregate          registration
         to be registered                registered(1)       per share        offering price(2)         fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, no par value      ......     280,600            $29.50            $8,277,700           $2,509
===================================================================================================================

(1) Includes 36,600 shares which the Underwriters have a right to purchase to cover over-allotments, if any.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                EXPLANATORY NOTE



     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)") to register an additional 280,600 shares of Common Stock of NCO Group, Inc., and includes the registration statement facing page, this page, the signature page, an exhibit index, accountants' consents and an Exhibit 5 legality opinion. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-28943) of NCO Group, Inc., including the exhibits thereto, are incorporated by reference into this registration statement. The aggregate number and offering price of the securities represent less than 20 percent of the maximum aggregate offering price set forth in the prior registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on July 2, 1997.


                                            NCO GROUP, INC.



                                            By: /s/ Michael J. Barrist
                                            -----------------------------------
                                            Michael J. Barrist,
                                            Chairman of the Board, President
                                            and Chief Executive Officer


             SIGNATURE                                 TITLE(S)                       DATE
--------------------------------------   ---------------------------------------   --------------
 /s/ Michael J. Barrist                  Chairman of the Board, President and      July 2, 1997
 --------------------------              Chief Executive Officer (principal
   Michael J. Barrist                    executive officer)


           *                             Executive Vice President and Director     July 2, 1997
--------------------------
   Charles C. Piola


/s/ Steven L. Winokur                    Vice President of Finance, Chief          July 2, 1997
--------------------------               Financial Officer and Treasurer
    Steven L. Winokur                    (principal financial and accounting
                                         officer)

           *                             Senior Vice President, Development        July 2, 1997
--------------------------               and Director
    Bernard R. Miller

           *                             Director                                  July 2, 1997
--------------------------
    Eric S. Siegel

           *                             Director                                  July 2, 1997
--------------------------
    Allen F. Wise

*By: /s/ Michael J. Barrist
    -----------------------
         Michael J. Barrist
         Attorney-in-Fact

                                 EXHIBIT INDEX



Exhibit
---------
  5.1       Opinion of Blank Rome Comisky & McCauley.
 23.1       Consent of Coopers & Lybrand L.L.P.
 23.2       Consent of Arthur Andersen LLP.
 24.1       Power of Attorney*
 25.1 Consent of Blank Rome Comisky & McCauley (included in the opinion filed as Exhibit 5.1 hereto)

* Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 333-28943) filed on June 11, 1997.